UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2019
_____________________________________
Pure Storage, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-37570	27-1069557
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Castro Street, Suite 400
Mountain View, California
94041
(Address of principal executive offices, including zip code)

(800) 379-7873
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock $0.0001 par value per share	PSTG	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Form 8-K filed with the Securities and Exchange Commission by Pure Storage, Inc. (“Pure”) on August 21, 2019, Timothy Riitters informed Pure of his intention to resign as Pure's Chief Financial Officer.

On October 1, 2019, Mr. Riitters notified Pure that his resignation would be effective as of October 7, 2019. Pure is continuing its ongoing search for a successor to serve as Mr. Riitters' replacement. Mr. Riitters will continue to provide transitional consulting services to help ensure a smooth transition of his duties and responsibilities at Pure, through February 2, 2020, the end of Pure's fiscal year. During the consulting period, Mr. Riitters' outstanding equity awards will continue vesting, and he will receive no other consideration for his services. The foregoing descriptions of the consulting agreement with Mr. Riitters does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement. The consulting agreement will be filed as an exhibit to Pure’s quarterly report on Form 10-Q for the quarter ending October 31, 2019.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pure Storage, Inc.
(Registrant)

By:	/s/ CHARLES GIANCARLO
Charles Giancarlo
Chief Executive Officer
October 1, 2019